EXHIBIT 23.2



                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Geron Corporation's 2002 Equity Incentive Plan of our report dated February 10, 2004, with respect to the consolidated financial statements of Geron Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Palo Alto, California
October 6, 2004